MILLER BUILDING SYSTEMS, INC.      EXHIBIT 21

                  SUBSIDIARIES OF THE REGISTRANT

                          JUly 3, 1999


The subsidiaries of the Registrant are as follows:



                                                    Percentage of Voting
        Name                 Incorporated           Securities Owned By
                             Under Law Of:            Immediate Parent


Miller Building Systems
 of Indiana, Inc.              Indiana                      100%

Miller Building Systems
 of Pennsylvania, Inc.         Indiana                      100%

Miller Building Systems
 of Kansas, Inc.                Kansas                      100%

Miller Building Systems
 of South Dakota,Inc.        South Dakota                   100% (1)

Miller Construction
 Services, Inc.                Indiana                      100%

United Structures, Inc.        New York                     100%

PME Pacific Systems, Inc.     California                    100% (2)



(1)  Wholly-owned subsidiary of Miller Building Systems of Kansas, Inc.

(2)  Inactive Corporation with no assets.